PROSPECTUS SUPPLEMENT dated July 6, 2000
(to Prospectus dated February 11, 2000)


                         THE CHASE MANHATTAN CORPORATION

                                 Debt Securities
                                 Preferred Stock
                                Depositary Shares
                                    Warrants

This Prospectus Supplement supplements our Prospectus dated February 11, 2000 relating to our debt securities, preferred stock, depositary shares and warrants (the "Prospectus").

                      ADDITIONAL COMPANY SENIOR SECURITIES

Additional Senior Medium-Term Notes, Series C

We have issued $3,953,000,000 aggregate    The interest rate bases or formulas
principal amount of our Senior             applicable to Series C Notes that
Medium-Term Notes, Series C (the           bear interest at floating rates are
"Series C Notes") since the date of        indicated in the table below. The
the Prospectus. In the table below we      Series C Notes are not subject to a
specify the following terms of those       sinking fund and are not redeemable
Series C Notes:                            unless a redemption date is indicated
                                           below. Unless otherwise indicated
o    Issuance Date;                        below, Series C Notes that are
o    Principal amount;                     redeemable are redeemable at 100% of
o    Maturity date;                        their principal amount, plus accrued
o    Interest rate and redemption          and unpaid interest, if any, to the
     Dates, if any.                        redemption date.


Issuance            Principal Amount      Maturity Date         Redemption Date
--------            ----------------      -------------         ---------------

February 18, 2000   $    255,000,000      February 15, 2002     7.22%

February 18, 2000         50,000,000      February 15, 2002     7.22%

February 18, 2000         75,000,000      February 15, 2002     LIBOR Telerate
                                                                reset quarterly
                                                                + 0.08%

February 22, 2000         50,000,000      February 22, 2002     Federal Funds
                                                                Rate reset daily
                                                                + 0.30%

February 22, 2000         50,000,000      February 22, 2002     LIBOR Telerate
                                                                reset quarterly
                                                                + 0.08%

                                                                Interest Rate/
Issuance            Principal Amount      Maturity Date         Redemption Date
--------            ----------------      -------------         ---------------

February 22, 2000   $     50,000,000      February 22, 2002     LIBOR Telerate
                                                                reset monthly
                                                                + 0.11%

February 24, 2000         20,000,000      February 24, 2005     LIBOR Telerate
                                                                reset quarterly
                                                                + 0.20%

March 1, 2000             30,000,000      March 3, 2003         LIBOR Telerate
                                                                reset quarterly
                                                                + 0.12%

March 8, 2000             30,000,000      March 8, 2005         LIBOR Telerate
                                                                reset quarterly
                                                                + 0.63%

March 8, 2000             25,000,000      March 8, 2006         LIBOR Telerate
                                                                reset quarterly
                                                                + 0.60%

March 8, 2000             20,000,000      March 8, 2005         LIBOR Telerate
                                                                reset quarterly
                                                                + 0.50%

March 17, 2000            50,000,000      March 17, 2003        LIBOR Telerate
                                                                reset quarterly
                                                                + 0.12%

March 17, 2000            15,000,000      March 17, 2003        LIBOR Telerate
                                                                reset quarterly
                                                                + 0.12%

March 21, 2000            25,000,000      March 21, 2005        LIBOR Telerate
                                                                reset quarterly
                                                                + 0.20%

March 27, 2000         1,570,000,000      March 22, 2002        LIBOR Telerate
                                                                reset quarterly
                                                                + 0.07%

March 28, 2000           350,000,000      March 28, 2002        LIBOR Telerate
                                                                reset monthly
                                                                + 0.12%

March 29, 2000           158,000,000      March 29, 2005        LIBOR Telerate
                                                                reset quarterly
                                                                + 0.22%

June 7, 2000             100,000,000      June 7, 2002          7.36%

June 14, 2000             30,000,000      June 14, 2005         LIBOR Telerate
                                                                reset quarterly
                                                                +0.34% with a
                                                                maximum rate of
                                                                9 1/2%

                                                                Interest Rate/
Issuance            Principal Amount      Maturity Date         Redemption Date
--------            ----------------      -------------         ---------------

July 6, 2000             275,000,000      July 8, 2002          LIBOR Telerate
                                                                reset monthly
                                                                +0.12%

July 6, 2000            x725,000,000      July 8, 2002          LIBOR Telerate
                                                                reset quarterly
                                                                +0.10%


                   ADDITIONAL COMPANY SUBORDINATED SECURITIES

The following is added to the section of the Prospectus entitled "Description of Company Debt Securities --- Company Subordinated Securities" following the summary terms of the "7% Subordinated Notes Due 2009" to reflect the issuance of the Company Subordinated Securities described below following the date of the
Prospectus:

7.875% Subordinated Notes Due 2010

o   Initial principal amount of series (subject to increase): $500,000,000
o   Maturity date: June 15, 2010
o   Interest payment dates: June 15 and December 15
o   Record dates: June 1 and December 1
o   Issuance date: June 9, 2000

The following is added to the section of the Prospectus entitled "Description of Company Debt Securities --- Company Subordinated Securities" following the heading "Subordinated Medium-Term Notes, Series A" to reflect the issuance of additional Subordinated Medium-Term Notes, Series A following the date of the
Prospectus:


Additional Subordinated Medium-Term Notes, Series A


We have issued $550,000,000 aggregate      The interest rate bases or formulas
principal amount of our Subordinated       applicable to Series A Notes that
Medium-Term Notes, Series A (the           bear interest at floating rates are
"Series A Notes") since the date of        indicated in the table below. The
the Prospectus. In the table below we      Series A Notes are not subject to a
specify the following terms of those       sinking fund and are not redeemable
Series A Notes:                            unless a redemption date is indicated
o    Issuance date;                        below. Unless otherwise indicated
o    Principal amount;                     below, Series A Notes that are
o    Maturity date;                        redeemable are redeemable at 100% of
o    Interest rate and redemption          their principal amount, plus accrued
     dates, if any.                        and unpaid interest, if any, to the
                                           redemption date.


                                                               Interest Rate/
Issuance            Principal Amount      Maturity Date        Redemption Date
--------            ----------------      -------------        ---------------

February 28, 2000        $25,000,000      March 2, 2015        8.05%, redeemable
                                                               in whole or in
                                                               part on semi-
                                                               annual payment
                                                               daxtes beginning
                                                               February 28, 2003

May 24, 2000             $25,000,000      June 1, 2015         8.15%; redeemable
                                                               in whole only
                                                               on semi-annual
                                                               payment dates
                                                               beginning June 1,
                                                               2003